Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2021, with respect to the consolidated financial statements of Tempo Holding Company, LLC included in the Registration Statement (Form S-4 No. 333-254801) and related proxy statement/prospectus/consent solicitation statement of Alight, Inc. for the registration of its common stock and warrants.

/s/ Ernst & Young LLP

Chicago, Illinois

April 29, 2021